UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2006

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of January 12, 2006, Taylor Capital Group, Inc. (the "Company") entered into the Fourth Amendment (the "Fourth Amendment"), with an effective date of November 27, 2005, to the Loan and Subordinated Debenture Purchase Agreement dated as of November 27, 2002, as amended (the "Agreement"), with LaSalle Bank National Association, as lender ("Lender").

The Agreement had been comprised of an $11.5 million revolving credit facility (the "Revolving Loan"), a $500,000 term loan (the "Term Loan") and subordinated debt in the principal amount of $10 million (the "Subordinated Loan"). Under the Fourth Amendment, however, the Company and the Lender agreed that the Term Loan and the Subordinated Loan have been repaid in full by the Company, the obligations of the Lender with respect to such loans are terminated and of no further force and effect, and the Company has no right to borrow any amounts thereunder.

The Fourth Amendment increased the principal amount of the Revolving Loan from $11.5 million to $20.0 million. The Fourth Amendment extended the maturity date of the Revolving Loan, which was to expire on November 27, 2005, to November 27, 2006. Under the Fourth Amendment, the principal of the Revolving Loan bears interest per annum, at the Company's election, at a rate equal to 1.15% (115 basis points) plus the LIBO Rate, as defined in the Agreement, or at a rate equal to the Base Rate, as defined in the Agreement, minus 1.00% (100 basis points), until maturity on November 27, 2006, when the balance is due. The Revolving Loan has a minimum interest rate of 3.5% per annum.

Under the Fourth Amendment, the Company is permitted to declare or pay dividends or make other distributions in respect of its capital stock unless an Event of Default, as defined in the Agreement, has occurred and is continuing or if the declaration or payment of the dividend or the making of any other distribution would result in the occurrence of a Potential Event of Default, as defined in the Agreement, or an Event of Default. The Fourth Amendment also eliminated the financial covenants with respect to the Company's Tier 1 capital, minimum return on average total assets, non-performing asset ratio, reserve for loan and lease losses, and ratio of indebtedness to stockholders' equity.

The Company has not yet borrowed under the Revolving Loan. The Revolving Loan is secured by the Company's pledge of the capital stock of Cole Taylor Bank, its wholly-owned subsidiary.

The above description of the Fourth Amendment is only a summary and is qualified in its entirety by reference to the exhibit to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

10.1 Fourth Amendment to Loan and Subordinated Debenture Purchase Agreement between LaSalle Bank National Association and Taylor Capital Group, Inc. dated as of January 12, 2006, effective as of November 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2006

TAYLOR CAPITAL GROUP, INC.

By:	/s/ DANIEL C. STEVENS
Daniel C. Stevens
Chief Financial Officer

Exhibit Index

Exhibit

Number Description of Exhibits

10.1 Fourth Amendment to Loan and Subordinated Debenture Purchase Agreement between LaSalle Bank National Association and Taylor Capital Group, Inc. dated as of January 12, 2006, effective as of November 27, 2005.